Exhibit 10.38

FORM OF SYNOPSYS, INC.

2005 NON-EMPLOYEE DIRECTORS EQUITY INCENTIVE PLAN

OPTION GRANT NOTICE

([INITIAL] [ANNUAL OR INTERIM] AWARD)

Synopsys, Inc. (the “Corporation”), pursuant to its 2005 Non-Employee Directors Equity Incentive Plan (the “Plan”), hereby grants to the Eligible Director an option to purchase the number of shares of the Corporation’s Common Stock set forth below.  This option is subject to the terms and conditions as set forth herein and in the Option Agreement, the Notice of Exercise, and the Plan, all of which are attached hereto and incorporated herein in their entirety.

Eligible Director:
Date of Grant:
Number of Shares Subject to Option:
Exercise Price (Per Share):
Total Exercise Price:
Expiration Date:

Type of Grant:	Nonstatutory Stock Option

Exercise Schedule:

[Initial Award:  The shares vest and become exercisable in a series of four (4) successive equal installments as the Eligible Director continues in Board service through the date immediately preceding each of the first four (4) Annual Meetings following the Date of Grant.]

[Annual or Interim Award:  The shares vest and become exercisable in a series of thirty-six (36) successive equal installments for each month the Eligible Director continues in Board service from the Date of Grant through the third anniversary of the Date of Grant.]

Payment:	By one or a combination of the following items (described in the Option Agreement):

	☒	By cash or check
	☒	Pursuant to a broker-dealer sale and remittance procedure
	☒	By delivery of already-owned shares

Additional Terms/Acknowledgements: The undersigned Eligible Director acknowledges receipt of, and understands and agrees to, this Option Grant Notice, the Option Agreement, and the Plan.  Eligible Director further acknowledges that as of the Date of Grant, this Option Grant Notice, the Option Agreement, and the Plan set forth the entire understanding between Eligible Director and the Corporation regarding the option granted hereby and supersede all prior oral and written agreements on that subject.

SYNOPSYS, INC.	ELIGIBLE DIRECTOR:

By:
Signature	Signature

Title:	Date:

Date:

ATTACHMENTS:  Option Agreement, Notice of Exercise, and 2005 Non-Employee Directors Equity Incentive Plan

ATTACHMENT I
SYNOPSYS, INC. 2005 NON-EMPLOYEE DIRECTORS EQUITY INCENTIVE PLAN

OPTION AGREEMENT
(NONSTATUTORY STOCK OPTION)

Pursuant to your Option Grant Notice (“Grant Notice”) and this Option Agreement, Synopsys, Inc. (the “Corporation”) has granted you an option under its 2005 Non-Employee Directors Equity Incentive Plan (the “Plan”) to purchase the number of shares of the Corporation’s Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice.  Defined terms not explicitly defined in this Option Agreement but defined in the Plan shall have the same definitions as in the Plan.  A copy of the Plan is attached to the Grant Notice as Attachment III.

The details of your option are as follows:

1.             VESTING.  Subject to the limitations contained herein, your option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Board service.

2.             NUMBER OF SHARES AND EXERCISE PRICE.  The number of shares of Common Stock subject to your option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for changes in capitalization pursuant to Section IV.C of the Plan.

3.             METHOD OF PAYMENT.  Payment of the exercise price is due in full upon exercise of all or any part of your option.  You may elect to make payment of the exercise price in cash or by check or in any other manner permitted by your Grant Notice, which may include one or more of the following:

(a)           Provided that at the time of exercise the Common Stock is publicly traded on a national securities exchange, by full payment through a broker-dealer sale and remittance procedure developed under Regulation T as promulgated by the Federal Reserve Board pursuant to which you (i) shall provide irrevocable written instructions to a brokerage firm acceptable to the Corporation to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares, and (ii) shall concurrently provide written directives to the Corporation to deliver the certificates for  the purchased shares directly to such brokerage firm in order to complete the sale transaction.

(b)           Delivery to the Corporation (either by actual delivery or attestation) of already-owned shares of Common Stock.

4.             WHOLE SHARES.  You may exercise your option only for whole shares of Common Stock.

5.             SECURITIES LAW COMPLIANCE.  Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act of 1933, as amended (the “Securities Act”) or, if such shares of Common Stock are not then so registered, the Corporation has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.  The exercise of your option also must comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Corporation determines that such exercise would not be in material compliance with such laws and regulations.

6.             TERM.  You may not exercise your option before the commencement or after the expiration of its term.  The term of your option commences on the Date of Grant and expires upon the earliest of the following:

(a)           six (6) months after the termination of your Board service for any reason other than your death or Permanent Disability, provided that if during any part of such six (6) month period your option is not exercisable solely because of the condition set forth in Section 5, your option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of six (6) months after the termination of your Board service;

(b)           twelve (12) months after the termination of your Board service due to your Permanent Disability;

(c)           twelve (12) months after your death if you die either during your Board service or within six (6) months after your Board service terminates; or

(d)           the Expiration Date indicated in your Grant Notice, not to exceed the day before the seventh (7th) anniversary of the Date of Grant.

7.             ACCELERATION UPON DEATH OR PERMANENT DISABILITY. In the event of your death or Permanent Disability during the period of your Board service, the option shall vest and become exercisable in that number of additional shares of Common Stock subject to the option in which you would have vested had you continued in Board service until the next Annual Meeting.

8.             EXERCISE.  You may exercise the vested portion of your option during its term by delivering a Notice of Exercise (or in another form designated by the Corporation) together with the exercise price to the Secretary of the Corporation, or to such other person as the Corporation may designate, during regular business hours, together with such additional documents as the Corporation may then require.

9.             TRANSFERABILITY.  Your option is transferable only by will or by the laws of descent and distribution and is exercisable only by you during your lifetime.  However, you may transfer your option for no consideration upon written consent of the Board if, at the time of transfer, a Form S-8 registration statement under the Securities Act is available for the issuance of shares by the Corporation upon the exercise of such transferred option.  Any such transfer is subject to such limits as the Board may establish, and subject to the transferee agreeing to remain subject to all the terms and conditions applicable to your option prior to such transfer. The forgoing right to transfer your option shall apply to the right to consent to amendments to the Option Agreement for such option.  In addition, until you transfers the option, you may, by delivering written notice to the Corporation, in a form provided by or otherwise satisfactory to the Corporation, designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

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10.          OPTION NOT A SERVICE CONTRACT.  Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Corporation.  In addition, nothing in your option shall obligate the Corporation, its respective stockholders, or the Board to continue any relationship that you might have as an Eligible Director of the Corporation.

11.          WITHHOLDING OBLIGATIONS.  At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Corporation, you hereby authorize withholding from any amounts payable to you, or otherwise agree to make adequate provision in cash for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Corporation, if any, which arise in connection with the exercise of your option or the subsequent vesting of any shares acquired thereby.  In the Corporation’s sole discretion, the Corporation may withhold from fully vested shares of Common Stock otherwise issuable to you in such amounts as the Corporation determines are necessary to satisfy your obligation pursuant to the preceding sentence.

12.          NOTICES.  Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Corporation to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Corporation.

13.          GOVERNING PLAN DOCUMENT.  Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan.  In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.

14.          OTHER DOCUMENTS.  You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act.  In addition, you acknowledge receipt of the Company’s Insider Trading Policy.

* * * * *

This Option Agreement shall be deemed to be signed by the Corporation and the Eligible Director upon the signing by the Eligible Director of the Option Grant Notice to which it is attached.

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ATTACHMENT II
NOTICE OF EXERCISE

Synopsys, Inc.
700 East Middlefield Road
Mountain View, CA 94043	Date of Exercise:

Ladies and Gentlemen:

This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

Type of option:	Nonstatutory

Stock option dated:

Number of shares as to which option is exercised:

Certificates to be issued in name of:

Total exercise price:	$

Exercise Method:

• Cash or check payment delivered herewith:	$

• Value of shares of Synopsys, Inc. Common Stock delivered herewith:	$

• Pursuant to a broker-dealer sale and remittance procedure

By this exercise, I agree to provide such additional documents as you may require pursuant to the terms of the Synopsys, Inc. 2005 Non-Employee Directors Equity Incentive Plan.

Very truly yours,